FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2024 RESULTS

COLUMBUS, Ohio, USA – November 7, 2024 – Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2024. Provided below are the highlights:

•Reported and local currency sales increased 1% compared with the prior year.

•Net earnings per diluted share as reported (EPS) were $9.96, compared with $9.21 in the prior-year period. Adjusted EPS was $10.21, an increase of 4% over the prior-year amount of $9.80. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Third Quarter Results
Patrick Kaltenbach, President and Chief Executive Officer, stated, “We experienced good growth during the third quarter in our Laboratory business and had particularly strong growth in Service. While China grew modestly this quarter, market conditions remain challenging, particularly in the Industrial sector. We are very pleased with our team’s strong execution of our growth and margin expansion initiatives, which supported good earnings growth.”

GAAP Results
EPS in the quarter was $9.96, compared with the prior-year amount of $9.21.

Compared with the prior year, total reported sales rose 1% to $954.5 million. By region, reported sales increased 2% in Europe and 4% in Asia/Rest of World, and declined 1% in the Americas. Earnings before taxes amounted to $259.0 million, compared with $251.2 million in the prior year.

Non-GAAP Results
Adjusted EPS was $10.21, an increase of 4% over the prior-year amount of $9.80.

Compared with the prior year, total sales in local currency increased 1%. By region, local currency sales increased 1% in Europe and 4% in Asia/Rest of World and declined 1% in the Americas. Adjusted Operating Profit amounted to $296.6 million, compared with the prior-year amount of $296.0 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Nine Month Results
GAAP Results
EPS was $28.55, compared with the prior-year amount of $27.37, and included a non-cash discrete tax benefit of $1.07 per share.

Compared with the prior year, total reported sales declined 1% to $2.827 billion. By region, reported sales increased 5% in Europe and 1% in the Americas and declined 8% in Asia/Rest of World. Earnings before taxes amounted to $722.7 million, compared with $741.2 million in the prior year.

Non-GAAP Results
Adjusted EPS was $28.74, compared with the prior-year amount of $28.63.

Compared with the prior year, total sales in local currency were flat as currency reduced sales growth by 1%. By region, local currency sales increased 4% in Europe and 1% in the Americas and declined 6% in Asia/Rest of World. Excluding the first quarter benefit from delayed fourth quarter 2023 shipments, year-to-date local currency sales declined 2%, including flat sales in Europe and the Americas and a 7% decline in Asia/Rest of World. Adjusted Operating Profit amounted to $848.0 million, compared with the prior-year amount of $870.1 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook
Management cautions that market conditions are uncertain and could change quickly. Based on today's assessment, management anticipates local currency sales for the fourth quarter of 2024 will increase approximately 8%, which includes a benefit of approximately 6% from the previously disclosed shipping delays in the fourth quarter of 2023. Adjusted EPS is forecast to be $11.63 to $11.78, representing growth of 24% to 25%.

For the full year, management anticipates local currency sales will increase approximately 2%, which includes a benefit of approximately 3% from the previously disclosed shipping delays in the fourth quarter of 2023 that benefited the first quarter of 2024. Adjusted EPS is forecast to be in the range of $40.35 to $40.50, representing growth of approximately 6%. This compares with previous local currency sales growth guidance of approximately 2% and Adjusted EPS guidance of $40.20 to $40.50. Included in the 2024 guidance is an estimated 2% headwind to Adjusted EPS growth due to adverse currency.

The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth of approximately 3% in 2025, including a headwind to growth of approximately 1.5% due to the previously mentioned 2023 shipping delays that benefited 2024. This is expected to result in Adjusted EPS in the range of $41.85 to $42.50, representing growth of approximately 4% to 5%.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion
Kaltenbach concluded, “We continue to execute very well and will benefit from the prior year shipping delays in the fourth quarter; however, global market conditions remain soft. We have introduced many exciting innovations, as well as next generations of our Spinnaker sales and marketing and SternDrive productivity programs over the past year. We also continue to leverage our business diversity and ability to provide value throughout our customers’ value chain to identify and capture growth opportunities, and believe we are very well positioned to gain market share and deliver good earnings growth in the future.”

Other Matters
The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, November 8) at 8:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth, inflation, ongoing developments related to Ukraine, and the Israel-Hamas war. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, and the impact of inflation, ongoing developments related to Ukraine, and the Israel-Hamas war on our business.

Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including inflation, ongoing developments related to Ukraine, and the Israel-Hamas war. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	September 30, 2024		% of sales	September 30, 2023	% of sales

Net sales	$954,535	(a)	100.0	$942,462	100.0
Cost of sales	382,068		40.0	382,923	40.6
Gross profit	572,467		60.0	559,539	59.4

Research and development	47,117		4.9	46,127	4.9
Selling, general and administrative	228,777		24.0	217,447	23.1
Amortization	18,243		1.9	18,314	1.9
Interest expense	18,599		1.9	20,278	2.2
Restructuring charges	2,631		0.3	7,385	0.8
Other charges (income), net	(1,852)		(0.2)	(1,171)	(0.1)
Earnings before taxes	258,952		27.2	251,159	26.6

Provision for taxes	47,436		5.0	49,528	5.2
Net earnings	$211,516		22.2	$201,631	21.4

Basic earnings per common share:
Net earnings	$10.01			$9.26
Weighted average number of common shares	21,139,674			21,776,944

Diluted earnings per common share:
Net earnings	$9.96			$9.21
Weighted average number of common and common equivalent shares	21,242,343			21,886,482

Note:
(a)	Local currency sales increased 1% as compared to the same period in 2023.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	September 30, 2024		% of sales	September 30, 2023	% of sales

Earnings before taxes	$258,952			$251,159
Amortization	18,243			18,314
Interest expense	18,599			20,278
Restructuring charges	2,631			7,385
Other charges (income), net	(1,852)			(1,171)
Adjusted operating profit	$296,573	(b)	31.1	$295,965	31.4

Note:
(b)	Adjusted operating profit was flat as compared to the same period in 2023.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Nine months ended			Nine months ended
	September 30, 2024		% of sales	September 30, 2023	% of sales

Net sales	$2,827,234	(a)	100.0	$2,853,317	100.0
Cost of sales	1,140,966		40.4	1,163,669	40.8
Gross profit	1,686,268		59.6	1,689,648	59.2

Research and development	139,303		4.9	138,849	4.9
Selling, general and administrative	698,963		24.7	680,679	23.9
Amortization	54,649		1.9	54,135	1.9
Interest expense	56,781		2.0	57,711	2.0
Restructuring charges	17,624		0.6	19,680	0.7
Other charges (income), net	(3,728)		(0.1)	(2,578)	(0.2)
Earnings before taxes	722,676		25.6	741,172	26.0

Provision for taxes	111,837		4.0	137,188	4.8
Net earnings	$610,839		21.6	$603,984	21.2

Basic earnings per common share:
Net earnings	$28.69			$27.54
Weighted average number of common shares	21,288,202			21,933,889

Diluted earnings per common share:
Net earnings	$28.55			$27.37
Weighted average number of common and common equivalent shares	21,396,456			22,067,398

Note:
(a)	Local currency sales were flat as compared to the same period in 2023.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Nine months ended			Nine months ended
	September 30, 2024		% of sales	September 30, 2023	% of sales

Earnings before taxes	$722,676			$741,172
Amortization	54,649			54,135
Interest expense	56,781			57,711
Restructuring charges	17,624			19,680
Other charges (income), net	(3,728)			(2,578)
Adjusted operating profit	$848,002	(b)	30.0	$870,120	30.5

Note:
(b)	Adjusted operating profit decreased 3% as compared to the same period in 2023.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2024	December 31, 2023

Cash and cash equivalents	$71,574	$69,807
Accounts receivable, net	637,202	663,893
Inventories	375,813	385,865
Other current assets and prepaid expenses	113,643	110,638
Total current assets	1,198,232	1,230,203

Property, plant and equipment, net	790,447	803,374
Goodwill and other intangible assets, net	934,923	955,537
Other non-current assets	396,226	366,441
Total assets	$3,319,828	$3,355,555

Short-term borrowings and maturities of long-term debt	$185,824	$192,219
Trade accounts payable	202,859	210,411
Accrued and other current liabilities	796,285	778,452
Total current liabilities	1,184,968	1,181,082

Long-term debt	1,891,661	1,888,620
Other non-current liabilities	397,552	435,791
Total liabilities	3,474,181	3,505,493

Shareholders’ equity	(154,353)	(149,938)
Total liabilities and shareholders’ equity	$3,319,828	$3,355,555

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flow from operating activities:
Net earnings	$211,516	$201,631	$610,839	$603,984
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,836	12,189	37,709	36,406
Amortization	18,243	18,314	54,649	54,135
Deferred tax benefit	(1,224)	(2,689)	(5,061)	(4,455)
One-time non-cash discrete tax benefit	—	—	(22,982)	—
Other	4,359	4,228	13,622	12,450
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	8,936	30,623	13,383	(18,151)
Net cash provided by operating activities	254,666	264,296	702,159	684,369
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	65	256	733	668
Purchase of property, plant and equipment	(21,421)	(20,960)	(62,622)	(72,907)
Proceeds from government funding (a)	—	1,332	—	2,596
Acquisitions	—	—	(2,473)	(613)
Other investing activities	(16,287)	(11,523)	(4,048)	(25,937)
Net cash used in investing activities	(37,643)	(30,895)	(68,410)	(96,193)
Cash flows from financing activities:
Proceeds from borrowings	539,071	489,052	1,561,649	1,569,973
Repayments of borrowings	(559,670)	(508,497)	(1,576,862)	(1,467,228)
Proceeds from exercise of stock options	14,203	147	22,339	19,234
Repurchases of common stock	(212,499)	(223,999)	(637,497)	(723,998)
Acquisition contingent consideration payment	—	(2,141)	—	(7,767)
Other financing activities	(3)	(112)	(1,913)	(826)
Net cash used in financing activities	(218,898)	(245,550)	(632,284)	(610,612)

Effect of exchange rate changes on cash and cash equivalents	2,639	(1,750)	302	(3,855)

Net increase (decrease) in cash and cash equivalents	764	(13,899)	1,767	(26,291)
Cash and cash equivalents:
Beginning of period	70,810	83,574	69,807	95,966
End of period	$71,574	$69,675	$71,574	$69,675

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$254,666	$264,296	$702,159	$684,369
Payments in respect of restructuring activities	4,086	7,544	19,766	14,942
Transition tax payment	—	—	10,723	8,042
Proceeds from sale of property, plant and equipment	65	255	733	667
Purchase of property, plant and equipment, net (a)	(21,421)	(20,362)	(62,622)	(65,177)
Acquisition payments (b)	—	—	—	4,775
Adjusted free cash flow	$237,396	$251,733	$670,759	$647,618
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company received funding of $35.8 million in prior years, which offset capital expenditures. During the three and nine months ended September 30, 2023 the Company received funding proceeds of $1.3 million and $2.6 million, respectively. During the three and nine months ended September 30, 2023 the related purchase of property, plant and equipment of $0.6 million and $7.7 million, respectively, are excluded from Adjusted free cash flow.
(b) Includes $4.4 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the nine months ended September 30, 2023.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2024			(1)%		2%	4%		1%
Nine Months Ended September 30, 2024			1%		5%	(8)%		(1)%

Local Currency Sales Growth
Three Months Ended September 30, 2024			(1)%		1%	4%		1%
Nine Months Ended September 30, 2024			1%		4%	(6)%		0%
Note:
(a)		The Company estimates net sales for the nine months ended September 30, 2024 benefited by 2% from recovering previously delayed shipments from the fourth quarter of 2023. By geographic destination, net sales benefited approximately 1% in the Americas, 4% in Europe and 1% in Asia/Rest of World.
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
	2024		2023		% Growth	2024		2023		% Growth

EPS as reported, diluted	$9.96		$9.21		8%	$28.55		$27.37		4%

Purchased intangible amortization, net of tax	0.23	(a)	0.24	(a)		0.71	(a)	0.70	(a)
Restructuring charges, net of tax	0.10	(b)	0.27	(b)		0.67	(b)	0.72	(b)
Income tax expense	(0.08)	(c)	0.08	(c)		(1.19)	(c)	(0.16)	(c)

Adjusted EPS, diluted	$10.21		$9.80		4%	$28.74		$28.63		0%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.4 million ($5.0 million after tax) and $6.7 million ($5.2 million after tax) for the three months ended September 30, 2024 and 2023, and $19.5 million ($15.1 million after tax) and $20.0 million ($15.4 million after tax) for the nine months ended September 30, 2024 and 2023, respectively.

(b)		Represents the EPS impact of restructuring charges of $2.6 million ($2.1 million after tax) and $7.4 million ($6.0 million after tax) for the three months ended September 30, 2024 and 2023, and $17.6 million ($14.3 million after tax) and $19.7 million ($15.9 million after tax) for the nine months ended September 30, 2024 and 2023, respectively, which primarily include employee related costs.
(c)		Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and nine months ended September 30, 2024 and 2023 due to the timing of excess tax benefits associated with stock option exercises. Also includes a reported EPS reduction of $1.07 for the nine months ended September 30, 2024 for a non-cash discrete tax benefit resulting from the reduction of uncertain tax position liabilities related to the settlement of a tax audit.